UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

eResearchTechnology, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	0-29100	22-3264604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street Philadelphia, PA		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 972-0420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

The Merger

On July 3, 2012 (the “Effective Time”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 9, 2012, among eResearchTechnology, Inc., a Delaware corporation (the “Company”), Explorer Holdings, Inc., a Delaware corporation (“Parent”), and Explorer Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an wholly-owned subsidiary of Parent. Parent is affiliated with Genstar Capital LLC (“Genstar”), a private equity firm. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s stockholders at a special meeting of the stockholders held on June 22, 2012.

At the Effective Time and as a result of the Merger, each share of common stock, par value $0.01 per share (the “Common Stock”), of the Company issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of Common Stock owned by Parent, Merger Sub or any subsidiary of Parent or by the Company or any of the Company’s subsidiaries or by persons who properly exercised appraisal rights under Delaware law) was converted into the right to receive $8.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), and all such shares of Common Stock were automatically cancelled and retired and ceased to exist. In addition, each holder of a stock option that was issued under the terms of the Company’s 1996 Stock Option Plan, as amended, or the Company’s Amended and Restated 2003 Equity Incentive Plan, as amended (the “Company Stock Plans”) and which was outstanding at the Effective Time (each, an “Option”) received, in consideration of the cancellation of all such Options held by such option holder, a cash payment per share equal to the difference between the per share merger consideration and the exercise price of the Option, multiplied by the number of shares subject to that Option. Each restricted stock award under the Company Stock Plans which was outstanding at the Effective Time became free of any restrictions and converted into a right to receive a cash payment equal to the per share merger consideration for each outstanding share of the Company’s Common Stock. The Company’s named executive officers and certain other officers waived their right to receive payment in connection with the Merger with respect to Options and shares of restricted stock granted to them on February 28, 2012.

The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on July 9, 2012.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Global Select Market (“NASDAQ”) on July 3, 2012 that the Merger was consummated, and trading of the Company’s common stock on NASDAQ has been suspended. NASDAQ has filed a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the shares of the Company’s common stock are no longer listed on NASDAQ. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modifications to Rights of Security Holders.

In the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of Common Stock owned by Parent, Merger Sub or any subsidiary of Parent or by the Company or any of the Company’s subsidiaries or by persons who properly exercised appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive $8.00 in cash, without interest. Holders of the Company’s Common Stock that were issued and outstanding prior to the Effective Time of the Merger ceased to have any rights with respect to such securities (other than their right to receive the merger consideration, as applicable), nor do they have any interest in the Company’s future earnings or growth. The information set forth under the heading “Introductory Note” relating to the Merger is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2012	eResearchTechnology, Inc.

	By:	/s/ Keith D. Schneck
Keith D. Schneck
Executive Vice President, Chief Financial Officer and Secretary